UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2007 (December 3, 2007)

ISLE OF CAPRI CASINOS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-20538	41-1659606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

600 Emerson Road, Suite 300, St. Louis, Missouri (Address of principal executive offices)	63141 (Zip Code)

(314) 813-9200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.245)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2007, Isle of Capri Casinos, Inc. (the “Company”) entered into an Employment Agreement with Dale R. Black, which provides that Mr. Black will serve as the Company’s Chief Financial Officer. Mr. Black is expected to assume his new position with the Company on or about December 17, 2007. His appointment is subject to regulatory approval. Mr. Black succeeds Donn Mitchell as the Company’s Chief Financial Officer. Mr. Mitchell has assumed the position of Senior Vice President of United Kingdom Operations, and will cease being the Company’s Chief Financial Officer upon the commencement of Mr. Black’s employment.

Mr. Black, age [43], has served as Executive Vice President and Chief Financial Officer of Trump Entertainment Resorts, Inc. since November 2005. Prior to joining Trump Entertainment Resorts, Mr. Black spent over twelve years at Argosy Gaming Company in Alton, Illinois, serving as Corporate Controller from 1993 to 1998 and then as Senior Vice President and Chief Financial Officer from 1998 until November 2005.

A copy of the Company's employment agreement with Mr. Black dated December 3, 2007 (the "Employment Agreement"), which becomes effective upon the commencement of his employment with the Company and which describes the terms of Mr. Black’s employment with the Company, is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by this reference. The following is a summary of Mr. Black's compensation, as provided in the Employment Agreement:

•	Base salary of $400,000 per year;

•
Eligibility to receive an annual cash bonus beginning in fiscal 2008 based on the achievement of performance targets set by the Compensation Committee of the Board of Directors of the Company, provided that Mr. Black shall receive a minimum annual bonus equal to at least 60% of his base salary if he meets the minimum targets.

•	An initial stock option grant of 125,000 shares, vesting 20% per year on the first, second, third, fourth and fifth anniversaries of the grant date.

•
Eligibility to participate in the Company’s 2000 Long-Term Stock Incentive Plan and other stock option plans, if any, established by the Company, to the extent that similarly situated executives of the Company participate in such plans.

•	Reimbursement for reasonable and necessary out-of-pocket in connection with the performance of his duties.

•	Eligibility to participate in the Company's benefit plans or programs as are or may be made generally available to employees of the Company and those made available to officers of the Company.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement dated December 3, 2007

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ISLE OF CAPRI CASINOS, INC.
Date: December 7, 2007	By:	/s/VIRGINIA MCDOWELL
	Name:	Virginia McDowell
	Title:	President and Chief Operating Officer

EXHIBIT INDEX
Exhibit No.	Description
10.1	Employment Agreement dated December 3, 2007